                                 SCHEDULE 14A

                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      TRAVELERS PROPERTY CASUALTY CORP.
--------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

         [TRAVELERS LOGO]

         Travelers Property Casualty Corp.
         One Tower Square
         Hartford, CT 06183

         March 17, 2000

         Dear Stockholder:

         We cordially invite you to attend Travelers Property Casualty Corp.'s annual stockholders' meeting. The meeting will be held on Tuesday, April 18, 2000 at 2:30 PM in the Citigroup auditorium at 399 Park Avenue in New York City.

         At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

         Thank you for your support of our company.

         Sincerely,

              /s/ Robert I. Lipp                    /s/ Jay S. Fishman
              Robert I. Lipp                        Jay S. Fishman
              Chairman of the Board                 President and Chief Executive
                                                    Officer

--------------------------------------------------------------------------------
         This proxy statement and the accompanying proxy card are being mailed to
         Travelers Property Casualty Corp. stockholders beginning about
                                March 17, 2000.

         [TRAVELERS LOGO]

         Travelers Property Casualty Corp.
         One Tower Square
         Hartford, CT 06183

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Dear Stockholder:

         Travelers Property Casualty Corp.'s (TAP's) annual stockholders' meeting will be held on Tuesday, April 18, 2000 at 2:30 PM in the Citigroup auditorium at 399 Park Avenue in New York City.

         At the meeting, stockholders will be asked to

         -  elect TAP's entire board of directors,

         - ratify the selection of TAP's independent auditors for 2000 and

         - consider any other business properly brought before the meeting.

         The close of business on March 2, 2000 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at Citigroup's headquarters, 153 East 53rd Street, New York City, before the annual meeting.

         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET (INSTRUCTIONS ARE ON YOUR PROXY CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

         By order of the board of directors

         /s/ James M. Michener
         James M. Michener
         Secretary

         March 17, 2000

CONTENTS

ABOUT THE ANNUAL MEETING                      1

HOW WE HAVE DONE                              2
  Annual report                               2
  Cumulative total return                     2

STOCK OWNERSHIP                               4

ELECTION OF DIRECTORS                         5
  The nominees                                5
  Meetings of the board of directors          8
  Committees of the board of directors        9
  Nominations, compensation and corporate
  governance committee interlocks and
  Insider participation                      10
  Directors' compensation                    10

EXECUTIVE COMPENSATION                       11
  Report on executive compensation by the
  nominations, compensation and corporate
  governance committee                       11
  Compensation tables                        13
  Retirement plans                           18
  Other transactions                         20

RELATIONSHIPS WITH CITIGROUP AND
  AFFILIATES                                 21
  Intercompany agreement                     21
  Tax sharing agreement                      21
  Other relationships                        21

RATIFICATION OF SELECTION OF AUDITORS        22

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS   22

COST OF ANNUAL MEETING AND PROXY
  SOLICITATION                               22

SECTION 16(a) BENEFICIAL OWNERSHIP
  REPORTING                                  23

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING MY VOTE?

The board of directors of TAP is soliciting your vote at the 2000 annual meeting of TAP's stockholders.

WHAT WILL I BE VOTING ON?

- Election of TAP's board of directors (see page 5).

- Ratification of KPMG LLP as TAP's auditors for 2000 (see page 22).

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of TAP Class A common stock you owned on March 2, 2000 (the record date).

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

3,337,543,152, consisting of

- one vote for each of TAP's 57,341,452 shares of Class A common stock that were outstanding on the record date, and

- 10 votes for each of TAP's 328,020,170 shares of Class B common stock that were outstanding on the record date.
The Class A and Class B common stock will vote as a single class on all matters scheduled to be voted on at the annual meeting. There is no cumulative voting. We understand that all of the Class B common stock will be voted in favor of each of the proposals, which will ensure their adoption.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the votes that can be cast, or 1,668,771,577 votes.

DOES ANY SINGLE STOCKHOLDER CONTROL AS MUCH AS 5% OF ANY CLASS OF TAP'S STOCK?

Based on Schedules 13G filed with the Securities and Exchange Commission (SEC) and/or information available to TAP, the only stockholders known to us to control as much as 5% of the Class A or Class B common stock are:

                             ---------------------

                                   NUMBER OF SHARES         PERCENTAGE OF CLASS                     PERCENTAGE VOTING
                                  BENEFICIALLY OWNED      BENEFICIALLY OWNED (2)    PERCENTAGE OF       POWER OF
                                -----------------------   -----------------------    OUTSTANDING       OUTSTANDING
BENEFICIAL OWNER                 CLASS A      CLASS B      CLASS A      CLASS B     COMMON STOCK      COMMON STOCK
---------------------------------------------------------------------------------------------------------------------
 Citigroup Inc.                             328,020,170                   100%          85.1%             98.3%
 153 East 53rd Street
 New York, New York 10043(1)

 Iridian Asset Management       3,774,700                    6.6%                        .98%                *
 LLC
 276 Post Road West
 Westport, Connecticut 06880

 Neuberger Berman, Inc.         3,671,300                    6.4%                        .95%                *
 605 Third Avenue
 New York, New York 10158

(1) Each share of Class B common stock is convertible into a share of Class A common stock.
(2) Based on the number of shares of common stock entitled to vote as of the record date.
 * Less than 1%

HOW DO I VOTE?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

  To vote by proxy, you must either

- fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

- vote by telephone (instructions are on the proxy card), or

- vote by internet (instructions are on the proxy card).

TAP employees who participate in TAP benefit plans may receive their proxy cards separately.

If you want to vote in person at the annual meeting, and you hold your TAP stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or internet, or send a written notice of revocation to TAP's Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return a signed proxy card without indicating your vote, your shares will be voted for the nominees listed on the card and for KPMG LLP as auditors for 2000.

WHAT IF I VOTE "ABSTAIN"?

A vote to "abstain" on any matter will have the effect of a vote against.

CAN MY SHARES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE ANNUAL MEETING?

If you don't vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

If you don't vote your shares held in street name, and your broker doesn't vote them, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting.

If you don't vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We don't know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

                             ---------------------
HOW WE HAVE DONE

ANNUAL REPORT

By now you should have received TAP's annual report to stockholders for 1999. We urge you to read it carefully.

CUMULATIVE TOTAL RETURN

The following graph and table compare the annual changes in TAP's cumulative total return for the period beginning on April 22, 1996, the date of

TAP's initial public offering, and ending on December 31, 1999 with the cumulative total return for the same period of

- the S&P 500 Index, and

- a Peer Index.

The Peer Index tracks the price (weighted by market capitalization) of the common stock of American International Group, Inc. and the companies that comprise the S&P Property and Casualty Insurance Index: The Allstate Corporation, The Chubb Corporation, Cincinnati Financial Corpora-

tion, MBIA Inc., MGIC Investment Corporation, The Progressive Corporation, SAFECO Corporation, and The St. Paul Companies, Inc.

The following graph and table show the value at year-end of $100 invested at the closing price on April 22, 1996 (the date of the initial public offering of the Class A common stock) in TAP common stock, the S&P 500, and the Peer Index. The comparisons in this table are set forth in response to SEC disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of TAP's common stock.

                             ---------------------

        COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD COMMENCING
                    APRIL 22, 1996 THROUGH DECEMBER 31, 1999

                      Travelers Property
                        Casualty Corp.     S&P 500   Peer Index
                      ------------------   -------   ----------
       April 22,
          1996              100.00         100.00      100.00
       Dec. 31, 1996        142.24         115.45      123.50
       Dec. 31, 1997        178.31         153.93      190.65
       Dec. 31, 1998        126.94         197.92      208.48
       Dec. 31, 1999        142.30         239.56      233.18

[Line Graph]

                                                   TRAVELERS PROPERTY
                                                     CASUALTY CORP.                  S&P 500                   PEER INDEX
                                                   ------------------                -------                   ----------
April 22, 1996                                           100.00                      100.00                      100.00
Dec. 31, 1996                                            142.24                      115.45                      123.50
Dec. 31, 1997                                            178.31                      153.93                      190.65
Dec. 31, 1998                                            126.94                      197.92                      208.48
Dec. 31, 1999                                            142.30                      239.56                      233.18

STOCK OWNERSHIP

The following table shows the beneficial ownership of TAP Class A common stock by our directors and certain executive officers. At the record date, no director or executive officer owned any Class B common stock or had been granted any option to acquire any Class A or Class B common stock.

                             ---------------------

BENEFICIAL OWNERSHIP
                                                                                            CLASS A
                                                                                             COMMON
NAME                                       POSITION                                          STOCK
------------------------------------------------------------------------------------------------------
 Kenneth J. Bialkin                        Director                                          10,445
 Charles J. Clarke                         Executive Officer                                 22,816
 Leslie B. Disharoon                       Director                                           2,820
 Douglas G. Elliot                         Executive Officer                                  6,774
 Jay S. Fishman                            Director and Chief Executive Officer              46,340
 William P. Hannon                         Executive Officer                                 15,216
 Anil Khanna                               Executive Officer                                  2,712
 Robert I. Lipp                            Director and Chairman of the Board               134,859
 Dudley C. Mecum                           Director                                           7,820
 Frank J. Tasco                            Director                                           8,695
 Sanford I. Weill                          Director                                           4,100
 Arthur Zankel                             Director                                           7,405
 All directors and executive officers                                                       315,482
   as a group (17 persons)

At January 31, 2000, no director or executive officer owned as much as 1% of TAP'S common stock.

Some of the TAP shares shown in the preceding table are considered as beneficially owned under SEC rules, but are shares

- for which receipt has been deferred under the director's deferred compensation plan,

- held as a tenant-in-common with family members or trusts,

- owned by a family member,

- for which the director or executive officer has direct or indirect voting power but not dispositive power, or

- for which the director or executive officer has direct or indirect voting power but that are subject to forfeiture and restrictions on disposition,

as shown in the following table.

                                                                         VOTING        VOTING POWER,
                                                                         POWER,       BUT SUBJECT TO
                                            TENANT-IN-     OWNED BY      BUT NOT      FORFEITURE AND
                                RECEIPT     COMMON WITH     FAMILY     DISPOSITIVE    RESTRICTIONS ON
DIRECTOR/OFFICER                DEFERRED       TRUST        MEMBER        POWER         DISPOSITION
-----------------------------------------------------------------------------------------------------
 Mr. Bialkin                      6,070
 Mr. Clarke                                                               4,307            12,716
 Mr. Disharoon                    2,820
 Mr. Elliot                                                                 376             4,888
 Mr. Fishman                                                              3,484            33,433
 Mr. Hannon                                                  300                            7,876
 Mr. Khanna                                                                                 1,712
 Mr. Lipp                                     22,431                                       34,010
 Mr. Mecum                        6,070
 Mr. Tasco                        6,070
 Mr. Weill
 Mr. Zankel
 All directors and executive     21,030       22,431         300         13,116           120,458
 officers as a group (17
 persons)

ELECTION OF DIRECTORS

TAP has 8 directors, all of whom serve for one-year terms that expire at the annual meeting. The board of directors has nominated all of the current directors for re-election at the 2000 annual meeting.

Directors will be elected by a plurality of the votes cast.

Directors are not eligible to stand for re-election after reaching the age of 75.

THE NOMINEES

The following tables give information -- provided by the nominees -- about their principal occupation, business experience and other matters.

                       THE BOARD RECOMMENDS THAT YOU VOTE
                      FOR EACH OF THE FOLLOWING NOMINEES.

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
         KENNETH J. BIALKIN            PARTNER
                 70                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
    [PHOTO OF KENNETH J. BIALKIN]      - Joined Skadden, Arps, Slate, Meagher & Flom LLP in 1988
                                       - TAP director since 1996
                                       - Citigroup (or predecessor) director since 1986
                                       - Other Directorships: The Municipal Assistance Corporation
                                         for the City of New York, Tecnomatix Technologies Ltd. and
                                         Sapiens International Corporation N.V.
                                       - Other Activities: Carnegie Hall (Trustee), New School
                                         University (Visiting Committee, Graduate Faculty), American
                                         Jewish Historical Society (President), America-Israel
                                         Friendship League (Chairman) and Council on Foreign
                                         Relations (member)

         LESLIE B. DISHAROON           FORMER CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE
                 67                    OFFICER
   [PHOTO OF LESLIE B. DISHAROON]      MONUMENTAL CORPORATION
                                       - Chairman of the Board, President and Chief Executive
                                         Officer of Monumental Corporation -- 1978 to 1988
                                       - TAP director since 1998
                                       - Citigroup (or predecessor) director -- 1986 to 1998
                                       - Other Directorships: Aegon USA, Inc., GRC International
                                         Inc. M.S.D. & T. Funds, Inc. and Caves Valley Club Inc.
                                         (Chairman)

           JAY S. FISHMAN              CHIEF EXECUTIVE OFFICER PRESIDENT
                 47                    TRAVELERS PROPERTY CASUALTY CORP.
      [PHOTO OF JAY S. FISHMAN]        - Chief Executive Officer and President, TAP -- 1998 to
                                         present
                                       - TAP director -- 1998 to present
                                       - Chief Executive Officer and President, Commercial
                                         Lines -- 1998
                                       - Chief Operating Officer, Commercial Lines -- 1996 to 1998
                                       - Vice Chairman and Chief Administrative Officer,
                                         TAP -- 1996 to 1998
                                       - Chief Administrative Officer, The Travelers Insurance
                                         Group Inc. (TIGI) -- 1996
                                       - Vice Chairman, TIGI -- 1995
                                       - Chief Financial Officer, TIGI -- 1993
                                       - Treasurer, Travelers Group -- 1991 to 1993
                                       - Chief Financial Officer, Travelers Group's Consumer
                                         Financial Services Group -- 1989 to 1991
                                       - Joined Travelers Group -- 1989
                                       - Other Activities: Connecticut Public Broadcasting, Inc.
                                         (Trustee)

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
           ROBERT I. LIPP              CHAIRMAN AND CHIEF EXECUTIVE OFFICER -- GLOBAL CONSUMER
                 61                    BUSINESS OF CITIGROUP
      [PHOTO OF ROBERT I. LIPP]        - Chairman of the Board, TAP -- 1996 to present
                                       - Chairman and Chief Executive Officer -- Global Consumer
                                         Business of Citigroup -- April 1999 to present
                                       - Co-Chairman -- Global Consumer Business of
                                         Citigroup -- 1998 to 1999
                                       - Chief Executive Officer, TAP -- 1996 to 1998
                                       - President, TAP-- 1996 to 1998
                                       - Chairman of the Board and Chief Executive Officer,
                                         TIGI -- 1993 to present
                                       - Vice Chairman and director, Travelers Group -- 1991 to
                                         1998
                                       - Chairman and Chief Executive Officer, CitiFinancial Credit
                                         Company (f/k/a Commercial Credit Company) -- 1991 to 1993
                                       - Executive Vice President, Travelers Group and its
                                         corporate predecessor -- 1986 to 1991
                                       - Joined Travelers Group -- 1986
                                       - Other Directorships: Citicorp, Citibank, N.A., The New
                                         York City Ballet (President), the Wadsworth Atheneum, the
                                         Massachusetts Museum of Contemporary Art, Dance-On Inc.
                                         (Chairman) and Williams College (Trustee)
                                       - Other Activities: Williams College (Finance Committee)

           DUDLEY C. MECUM             MANAGING DIRECTOR
                 65                    CAPRICORN HOLDINGS, LLC
     [PHOTO OF DUDLEY C. MECUM]        - Managing Director, Capricorn Holdings, LLC -- 1997 to
                                         present
                                       - Partner, G.L. Ohrstrom & Co. -- 1989 to 1996
                                       - Managing Partner, KPMG LLP (New York office) -- 1979 to
                                         1985
                                       - TAP director since 1996
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: Dyncorp, Lyondell Companies, Inc.,
                                         Suburban Propane Partners, MLP and CCC Information Services,
                                         Inc.

           FRANK J. TASCO              RETIRED CHAIRMAN OF THE BOARD
                 72                    AND CHIEF EXECUTIVE OFFICER
      [PHOTO OF FRANK J. TASCO]        DIRECTOR
                                       MARSH & MCLENNAN COMPANIES, INC.
                                       - Travelers Group director -- 1992 to 1998
                                       - TAP director since 1996
                                       - Other Directorships: Angram Inc. (Chairman of the Board)
                                       - Other Activities: Phoenix House Foundation (director),
                                         Catholic Health Council of the Archdiocese of Rockville
                                         Centre (Chairman), Council on Foreign Relations (member),
                                         the Lincoln Center Consolidated Corporate Fund Leadership
                                         Committee (member), the Foreign Policy Association
                                         (member), New York University (Trustee), the Inner-City
                                         Scholarship Fund (Trustee), President Bush's Drug Advisory
                                         Council (member) and New York Drugs Don't Work (Founder)

           NAME AND AGE AT                 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
             RECORD DATE                                    AND DIRECTORSHIPS
---------------------------------------------------------------------------------------------------
          SANFORD I. WEILL             CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER
                 66                    CITIGROUP INC.
     [PHOTO OF SANFORD I. WEILL]       - Chairman and Co-Chief Executive Officer, Citigroup
                                         Inc. -- 1998 to present
                                       - Chairman of the Board and Chief Executive Officer,
                                         Travelers Group -- 1986 to 1998
                                       - President -- 1986 to 1991
                                       - President, American Express Company -- 1983 to 1985
                                       - Chairman of the Board and Chief Executive Officer,
                                         American Express Insurance Services, Inc. -- 1984 to 1985
                                       - Chairman of the Board, Shearson Lehman Brothers Holdings
                                         Inc. -- 1984 to 1985
                                       - Chairman of the Board and Chief Executive Officer, or a
                                         principal executive officer, Shearson Lehman Brothers
                                         Inc. -- 1965 to 1984
                                       - Founding Partner, Shearson Lehman Brothers Inc.'s
                                         predecessor partnership -- 1960 to 1965
                                       - TAP director since 1996
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: AT&T Corp., E.I. du Pont de Nemours &
                                         Company and United Technologies Corp.
                                       - Other Activities: The Business Roundtable (member), The
                                         Business Council (member), Board of Trustees, Carnegie Hall
                                         (Chairman), Baltimore Symphony Orchestra (Director), Board
                                         of Governors of New York Hospital (member), Board of
                                         Overseers of the Joan and Sanford I. Weill Medical College
                                         & Graduate School of Medical Sciences of Cornell
                                         University (Chairman), The New York and Presbyterian
                                         Hospitals (Trustee), Cornell University's Johnson Graduate
                                         School of Management Advisory Board, Cornell University
                                         (Trustee Emeritus), National Academy Foundation (Chairman)
                                         and United States Treasury Department's Working Group on
                                         Child Care (member)

            ARTHUR ZANKEL              GENERAL PARTNER
                 68                    ZANKEL CAPITAL ADVISORS, LLC
                                       - General Partner, Zankel Capital Advisors, LLC -- 2000 to
      [PHOTO OF ARTHUR ZANKEL]           present
                                       - General Partner, First Manhattan Co. -- 1965 to 1999
                                       - Co-Managing Partner, First Manhattan Co. -- 1980 to 1997
                                       - TAP director since 1996
                                       - Director of Citigroup (or predecessor) since 1986
                                       - Other Directorships: Vicorp Restaurants, Inc. and White
                                         Mountains Insurance Group, Ltd.
                                       - Other Activities: Carnegie Hall (Trustee), Jerusalem
                                         Foundation, Inc. (Trustee) and UJA-Federation (Trustee)

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors met 7 times in 1999. Each director attended at least 75 percent of the total number of meetings of the board of directors and board committees of which he was a member in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the board of directors are:

The executive committee, which acts on behalf of the board if a matter requires board action before a meeting of the full board can be held.

The audit committee, which

- reviews the audit plans and findings of the independent auditors and TAP's internal audit and risk review staff, and the results of regulatory examinations, and tracks management's corrective action plans where necessary,

- reviews TAP's accounting policies and controls, compliance programs, and significant tax and legal matters,

- recommends to the board the annual appointment of independent auditors and evaluates their independence and performance, and

- reviews TAP's risk management processes.

The nominations, compensation and corporate governance committee, which evaluates the efforts of TAP and the board of directors to maintain effective corporate governance practices and identifies candidates for election to the board of directors. The committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to TAP's Secretary, will be referred to the committee for consideration. The committee reviews the compensation actions for senior management. The committee also approves broad-based and special compensation plans across TAP.

The incentive compensation subcommittee of the nominations, compensation and corporate governance committee establishes compensation for the chief executive officer and certain other senior executives, and has the exclusive authority to approve all compensation for those section 16(a) persons covered by
Section 16(a) of the Securities Exchange Act of 1934 and the covered executives required to be named in the summary compensation table that appears later in this proxy statement.

The subcommittee also administers TAP's executive option and executive performance compensation plans (the TAP compensation plans). Under the executive option plan, only the subcommittee can grant options to purchase Citigroup common stock to TAP's section 16(a) persons and covered executives. Subcommittee awards of options must be authorized by Citigroup's personnel, compensation and directors committee or the incentive compensation subcommittee, as applicable, and are subject to the Citigroup 1999 Stock Incentive Plan (SIP) and the Travelers Group 1996 Stock Incentive Plan (1996 SIP) and other plans that Citigroup may adopt. The subcommittee has the exclusive authority to grant options to purchase shares of TAP common stock and, in accordance with the terms of the TAP compensation plans, other stock or stock-based awards to section 16(a) persons and covered executives and to administer certain other elements of the TAP 1999 stock incentive plan covered by Section 162(m) of the Internal Revenue Code. However, to date, no such stock option awards have been granted.

References in this proxy statement to the nominations, compensation and corporate governance committee should be understood to refer to the subcommittee wherever Section 16(a) of the Securities and Exchange Act of 1934 and/or Section 162(m) of the Internal Revenue Code requires that action be taken by the subcommittee rather than the full committee.

All of the committees except the executive committee are comprised entirely of non-management directors. The following table shows the membership and the number of meetings of each committee during 1999.

                                   NOMINATIONS,
                                   COMPENSATION
                                   AND CORPORATE    INCENTIVE
DIRECTOR       EXECUTIVE   AUDIT    GOVERNANCE     COMPENSATION
---------------------------------------------------------------
Mr. Bialkin          X                     X
Mr. Disharoon                  X           X              X
Mr. Fishman          X
Mr. Lipp         Chair
Mr. Mecum                  Chair
Mr. Tasco                      X
Mr. Weill            X
Mr. Zankel           X                 Chair          Chair
---------------------------------------------------------------
1999 meetings        0         5           8              2

NOMINATIONS, COMPENSATION AND
CORPORATE GOVERNANCE COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

The persons shown above as the members of the nominations, compensation and corporate governance committee were the only members of the committee during 1999, except for Roberto G. Mendoza, a former director who did not stand for election in 1999.

Mr. Bialkin is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP which performs legal services for TAP and Citigroup and its subsidiaries.

DIRECTORS' COMPENSATION

Directors' compensation is determined by the board. TAP pays outside directors in common stock to assure that the directors have an ownership interest in common with other stockholders. Outside directors currently receive an annual retainer of $75,000, payable either 100% in Class A common stock, or up to 50% in cash to cover taxes and the remainder in Class A common stock. A director may defer receipt of his stock.

Directors receive no additional compensation for participation on board committees. Additional compensation for special assignments is determined on a case by case basis, but no such additional compensation was paid to any director in 1999.

Directors who are employees of TAP or its affiliates do not receive any compensation for their services as directors.

EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION BY THE NOMINATIONS, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

COMMITTEE RESPONSIBILITIES. The Nominations, Compensation and Corporate Governance Committee (the "Committee") is responsible for evaluating the efforts of the Company and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Company's Board of Directors. The Committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to the Secretary of the Company, will be referred to the Committee for consideration. The Committee reviews the compensation actions for senior management, which includes the most senior members of corporate staff. Further, the Committee approves broad-based and special compensation plans across the Company.

The Incentive Compensation Subcommittee (the "Subcommittee") of the Committee establishes compensation for the Chief Executive Officer and certain other senior executives and has the exclusive authority to approve all compensation for any executives covered by Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Persons") or Section 162(m) of the Internal Revenue Code ("Section 162(m) Persons") including the executives required to be named in the Summary Compensation Table (the "Covered Executives").

No member of the Committee or the Subcommittee is a former or current officer or employee of the Company or any of its affiliates. One member, Mr. Bialkin, is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which performs legal services for the Company and Citigroup and its subsidiaries from time to time. Therefore, decisions regarding compensation actions for any of the
Section 16(a) Persons and Section 162(m) Persons are made by the Subcommittee of which Mr. Bialkin is not a member.

STATEMENT OF PHILOSOPHY. The Company seeks to attract and retain highly qualified employees at all levels, including particularly executives whose performance is critical to the Company's success. In order to accomplish this, the Company is willing to provide superior compensation for superior performance. Such performance is generally measured on the performance of the Company as a whole, or on the performance of a business unit, or using both criteria, as the nature of an executive's responsibilities may dictate, and by the extent to which such performance reflects the corporate values integral to the Company's overall success. The Committee considers and gives weight to both qualitative and quantitative factors, including such factors as earnings, earnings per share, return on equity and return on assets and considers a full range of performance criteria for all senior executives, including those senior executives covered by the Travelers Property Casualty Corp. Executive Performance Compensation Plan (the "Compensation Plan"), together with contributions to financial results, productivity, initiative, risk containment, adherence to corporate values and contributions to both operating unit or divisional strategy and Company-wide strategy. In conducting such review, the Committee has generally examined changes in the Company's financial results, both overall and on a unit basis, as well as similar data for comparable companies, to the extent publicly available.

STOCK OWNERSHIP COMMITMENT. It is the Company's policy to strongly encourage stock ownership by the Company's directors and senior management. This policy closely aligns the interests of management with those of the stockholders. This policy takes a number of forms, including the following:

- at least 50% of director fees are paid in Company stock

- a broad group of employees, including all members of senior management, are paid a portion of their annual bonus in the form of forfeitable, restricted Company stock.

EXECUTIVE PERFORMANCE COMPENSATION PLAN. The Compensation Plan, approved by stockholders in

1997, establishes certain performance criteria for determining the maximum amount of bonus compensation available for the Covered Executives named in the Summary Compensation Table that follows this Report. The Compensation Plan is administered by the Subcommittee which determines whether the performance goals under the Compensation Plan have been met.

The creation of any bonus pool for Covered Executives is contingent upon the Company achieving at least a 10% Return on Equity, as defined in the Compensation Plan. The amount of the bonus pool is calculated based upon the extent to which the Return on Equity exceeds the 10% minimum threshold.

The Compensation Plan establishes that up to 31% of any bonus pool established will be available for bonus awards to the Chief Executive Officer and up to 17.25% will be available to each of the other four eligible participants. The Committee nevertheless retains discretion to reduce or eliminate payments under the Compensation Plan to take into account subjective factors, including an individual's performance or other relevant criteria. Under the Compensation Plan, the maximum bonus pool for 1999 for the Chief Executive Officer and the four other most highly compensated executives of the Company was approximately $24.9 million.

COMPONENTS OF COMPENSATION. Compensation of executive officers consists of base salary, discretionary bonus awards, a significant portion of which is payable in forfeitable restricted stock, and, in certain cases, stock option awards exercisable for shares of Citigroup common stock. Examination of competitors' pay practices in this area is conducted to ensure that the Company's compensation policies will enable it to attract new talent and retain current valuable employees.

Bonuses are discretionary subject to certain maximum amounts specified by the Compensation Plan and are generally a substantial part of total compensation of Company executives. Because a percentage of executive compensation is awarded in the form of forfeitable restricted stock, bonus awards include not only a short-term cash reward but also a long-term incentive related directly to the enhancement of stockholder value. The restricted period applicable to awards to executives is three years in furtherance of the long-term nature of such compensation. As a member of the Citigroup Management Committee, Mr. Fishman received 25% of his total 1999 compensation in the form of restricted stock. He received 50% of his restricted stock award in Citigroup stock and 50% of his restricted stock award in Company stock.

The Company also takes all reasonable steps to obtain the fullest possible corporate tax deduction for compensation paid to its executives by qualifying under Section 162(m) of the Internal Revenue Code.

No stock options were granted in 1999 that are exercisable for shares of Company stock. However, certain executives have received grants of stock options exercisable for Citigroup stock under the Executive Option Plan approved by stockholders in 1997 which permits the Subcommittee, in its discretion and, with respect to certain executives, with the authorization of the Citigroup Incentive Compensation Subcommittee, to grant options to purchase Citigroup stock to certain executives of the Company and its subsidiaries. All of such options have been issued under and pursuant to the terms of the Citigroup 1999 Stock Incentive Plan and the Travelers Group 1996 Stock Incentive Plan.

1999 COMPENSATION. The Committee believes that 1999 was another year of accomplishment for the Company. Despite the difficult competitive conditions prevailing in the industry, the Company achieved a 7% increase in operating earnings to a record $1.337 billion with a return on equity that exceeded 15% for the third consecutive year. Mr. Fishman provided the leadership for this performance. The amounts awarded to each of the Covered Executives under the Compensation Plan are set forth in the Summary Compensation Table below and total approximately $4.3 million.

THE NOMINATIONS, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE:
Arthur Zankel (Chairman)
Kenneth J. Bialkin
Leslie B. Disharoon

COMPENSATION TABLES

The tables on pages 13 to 18 profile TAP's compensation for its Chief Executive Officer and four other most highly compensated executive officers (the covered executives), including salaries and bonuses paid during the last three years and 1999 option grants and exercises. The form of the tables is set by SEC regulations.

Summary compensation table

The following table shows the compensation of the covered executives for 1997, 1998 and 1999. As shown in the table, certain covered executives received awards of restricted Citigroup common stock and/or Citigroup stock options in addition to awards of restricted TAP common stock during the period covered by the table. The Citigroup stock option numbers have been restated to give effect to Citigroup common stock dividends paid during 1997 and 1999.

SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                                                      SECURITIES
                                         ANNUAL COMPENSATION            RESTRICTED    RESTRICTED      UNDERLYING
                                                            OTHER         STOCK          STOCK         CITIGROUP
  NAME AND PRINCIPAL                                        ANNUAL        AWARDS        AWARDS       STOCK OPTIONS    ALL OTHER
      POSITION AT                                        COMPENSATION     (TAP)       (CITIGROUP)     (NUMBER OF     COMPENSATION
   DECEMBER 31, 1999      YEAR  SALARY($)    BONUS($)       ($)(B)        ($)(C)        ($)(C)          SHARES)         ($)(D)
---------------------------------------------------------------------------------------------------------------------------------
 Jay S. Fishman           1999  $400,000    $1,550,047     $121,824      $433,326      $433,294         266,267        $   264
 Chief Executive          1998   400,000     1,235,021      137,986       309,985       309,988         781,828            348
 Officer                  1997   391,667     1,012,095      129,092       517,206            --         391,591            348
 and President (A)

 Charles J. Clarke        1999   500,000       310,028        5,653       126,648       126,649         106,597          1,098
 Vice Chairman            1998   500,000       235,054        5,654       109,969       109,960         181,150         17,338
                          1997   500,000       310,014           --       253,314            --         334,671         18,255

 Douglas G. Elliot        1999   215,833       381,096           --        79,287        79,252          22,326            120
 Chief Operating
 Officer - Commercial
 Lines (E)

 William Hannon           1999   440,000       182,528       35,591        84,979        84,983          15,982            426
 Chief Financial          1998   416,667       143,371       28,269        71,082        71,091         107,305            576
 Officer                  1997   400,000       166,254       30,787       144,968            --              --            348

 Anil Khanna              1999   350,000       281,277           --        62,467        62,498          16,462             --
 Chief Executive          1998    67,756        60,739           --            --            --         112,500             --
 Officer -
 Personal Lines (F)

Notes to summary compensation table

  (A) For Mr. Fishman, we estimate that approximately 80% of the compensation shown is for services to TAP and its subsidiaries and approximately 20% is for services to Citigroup and its affiliates (other than TAP and its subsidiaries).

  (B) For Mr. Fishman, includes $28,472 for housing expenses while away from home and $29,083.69 for use of company transportation.

  (C) Restricted stock awards of Citigroup common stock were made under Citigroup's capital accumulation programs (CAP) and awards of TAP common stock were made under TAP's capital accumulation plan (TAP CAP). TAP CAP is substantially identical to CAP. Under TAP CAP and CAP, a recipient may not transfer restricted stock for three years after the award. If the recipient is still employed by TAP or a Citigroup affiliate at the end of three years,

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

the restricted stock becomes fully vested and freely transferable (subject, in the case of Mr. Elliot, Mr. Fishman and Mr. Khanna to the Citigroup stock ownership commitment). From the date of award, the recipient can vote the restricted stock and receives full dividends. Under the stock ownership commitment, Citigroup's directors and senior management have agreed to hold at least 75% of the Citigroup common stock owned by them on the date they agreed to the commitment and awarded to them in the future, subject to certain minimum ownership requirements, for as long as they remain directors or members of senior management. The only exceptions to the stock ownership commitment are gifts to charity, limited estate planning transactions and transactions with Citigroup in connection with exercising options or paying withholding taxes under stock option and restricted stock plans.

For officers subject to CAP and TAP CAP for the periods shown, a portion of compensation was paid in restricted stock. The stock was discounted 25% from market value to reflect restrictions on transfer and the possibility of forfeiture. CAP and TAP CAP are generally mandatory for TAP senior executives and certain other employees. For 1999, in accordance with the terms of the Citibuilder CAP program, Mr. Fishman received 25% of his annual compensation (salary and bonus) in restricted stock, Mr. Khanna received 25% of his bonus in restricted stock, and Messrs. Clarke, Elliot and Hannon received the percentages of annual compensation (salary and bonus) shown in the following table in restricted stock:

                             % IN
ANNUAL COMPENSATION    RESTRICTED STOCK
---------------------------------------
  up to $200,000              10%
$200,001 to $400,000          15%
$400,001 to $600,000          20%
   over $600,000              25%

As of December 31, 1999 (including awards made in January 2000 for 1999, but excluding awards that vested in January 2000), total holdings of restricted stock of TAP (T) and Citigroup (C) and the market value of such shares for the covered executives was:

EXECUTIVE                 SHARES       MARKET VALUE
----------------------------------------------------
Mr. Clarke              T:   12,716    $  435,523.00
                        C:    5,374       299,264.63
Mr. Elliot              T:    4,888       167,414.00
                        C:    2,444       136,100.25
Mr. Fishman             T:   33,433     1,145,080.25
                        C:   16,535       920,792.81
Mr. Hannon              T:    7,876       269,753.00
                        C:    3,531       196,632.56
Mr. Khanna              T:    1,712        58,636.00
                        C:    1,134        63,149.63

The market price at the end of 1999 was $34.25 per share of TAP common stock and $55.6875 per share of Citigroup common stock.

  (D) Includes supplemental life insurance paid by TAP.

  (E) As Mr. Elliot became an executive officer of TAP in December 1999, the compensation reported for him is for the full year 1999.

  (F) As Mr. Khanna became an executive officer of TAP in October 1998, the compensation reported for him is for the periods from October 20, 1998 to December 1998 and the full year 1999.

Stock options granted table

The following table shows 1999 grants to the covered executives of options to purchase Citigroup common stock. All 1999 stock option grants, including reload options and options granted under Citigroup's WealthBuilder program, are subject to the terms of SIP and 1996 SIP. The value of stock options depends upon a long-term increase in the market price of the common stock: if the stock price does not increase, the options will be worthless; if the stock price does increase, the increase will benefit all stockholders.

The table describes options as either "initial" or "reload." Unless a particular option is given different terms

- the per share exercise price of all options is the composite closing price on the New York Stock Exchange (NYSE) on the trading day before the option grant, and

- initial options generally vest in cumulative installments of 20% on each anniversary of the grant date, so that the options become fully exercisable five years after the grant, and remain exercisable until the tenth anniversary of the grant.

All initial grants were made under Citigroup's WealthBuilder program. The WealthBuilder program is available to all TAP employees, other than those who are members of Citigroup's management committee. At the time Mr. Fishman received his WealthBuilder grant he was not a member of the committee.

Reload options

All 1999 option grants to covered executives, other than the WealthBuilder grants to Messrs. Clarke, Elliot, Fishman and Hannon, were reload options. Under the reload program, option holders can use Citigroup common stock they have owned for at least six months to pay the exercise price of their options and have shares withheld to pay part of their income tax on the exercise. They then receive a new reload option to make up for the shares they used or had withheld.

Reload options maintain the option holder's commitment to TAP by maintaining the holder's net equity position -- the sum of shares owned and shares subject to option.

Citigroup's personnel, compensation and directors committee determines at the time of grant whether an option may be exercised under the reload program, and may amend the program guidelines at any time. For optionees who are eligible to participate in the reload program, the issuance of a reload option is not a new discretionary grant. Rather, the issuance results from rights that were granted to the option holder as part of the initial option grant.

Reload options are subject to several restrictions.

- The option holder cannot receive a reload option unless the market price of Citigroup common stock on exercise is at least 20% greater than the exercise price. (An option holder can exercise an option at a lower price, but he or she will not receive a reload option.)

- If the option holder receives a reload option, the shares acquired must be held for two years, other than a small portion to account for the difference between the statutory minimum withholding rate and the highest marginal tax rate. Employees who are subject to the stock ownership commitment are not subject to this holding period.

- The reload option does not vest (i.e., become exercisable) for six months.

- The expiration date of the reload option is the same as that of the initial grant.

1999 OPTION GRANTS

                              INDIVIDUAL GRANTS
                                             % OF TOTAL
                                          OPTIONS GRANTED
                         NUMBER OF        TO ALL CITIGROUP
                     SHARES UNDERLYING       EMPLOYEES        EXERCISE OR                  GRANT DATE
                    OPTIONS GRANTED(A)        IN 1999         BASE PRICE     EXPIRATION   PRESENT VALUE
NAME                INITIAL     RELOAD    INITIAL   RELOAD   ($ PER SHARE)      DATE         ($)(B)
-------------------------------------------------------------------------------------------------------
 Jay S. Fishman                 10,785                .04%     $35.5000        2/26/04     $   54,309
                                13,449                .05       40.8333        1/28/08         79,247
                       87                    *                  46.0625        6/30/09            837
                                17,165                .06       47.5625        2/26/04        119,296
                                18,680                .06       47.5625       12/14/05        129,825
                                66,474                .23       53.3750       11/02/08        528,672
                                24,243                .08       54.3750        4/27/01        195,287
                                18,172                .06       54.3750        4/25/02        146,383
                                11,719                .04       54.3750        5/22/02         94,401
                                22,433                .08       54.3750        2/26/04        180,707
                                33,535                .12       54.3750       12/14/05        270,138
                                11,329                .04       54.3750        1/28/08         91,260
                                18,196                .06       54.8750       12/14/05        147,163
                       --      -------      --       ----                                  ----------
 Sub-total             87      266,180       *        .92
                       --      -------      --       ----
 Total                    266,267               .92                                         2,037,525
 Charles J. Clarke              10,119                .03       43.0000        2/26/04         73,473
                       87                    *                  46.0625        6/30/09            837
                                 6,513                .02       54.1250        2/13/02         61,571
                                 6,464                .02       54.1250        1/07/03         61,108
                                31,638                .11       54.1250        2/26/04        299,091
                                 5,230                .02       56.3750        1/10/01         52,147
                                24,739                .08       56.3750        2/13/02        246,666
                                16,898                .06       56.3750        1/07/03        168,486
                                 4,909                .02       56.3750       11/02/08         48,946
                       --      -------      --       ----                                  ----------
 Sub-total             87      106,510       *        .36
                       --      -------      --       ----
 Total                    106,597               .36                                         1,012,325
 Douglas G. Elliot     87                    *                  46.0625        6/30/09            837
                                   767               .003       48.7500       02/13/02          5,613
                                16,017                .05       48.7500        1/07/03        117,205
                                 5,455                .02       53.3750       11/02/08         44,387
                       --      -------      --       ----                                  ----------
 Sub-total             87       22,239       *        .07
                       --      -------      --       ----
 Total                    22,326                .07                                           186,031
 William Hannon        87                    *                  46.0625        6/30/09            837
                                15,895                .05       54.1250        2/24/06        144,156
                       --      -------      --       ----                                  ----------
 Sub-total             87       15,895       *        .05
                       --      -------      --       ----
 Total                    15,982                .05                                           144,993
 Anil Khanna            0       16,462                .06       54.7500       11/02/08        133,774
                       ==      =======               ====                                  ==========

---------------

* Less than .0001%

Notes to option grant table

  (A) The total options outstanding at the end of 1999 for each covered executive is shown as "number of shares underlying unexercised options at 1999 year-end" in the table "1999 aggregated option exercises and year-end option values" below.

  (B) The "grant date present value" numbers in the table were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing the model:

- Stock price volatility was calculated using the weekly closing price of Citigroup common stock on the NYSE for the year before the option grant date.

- The risk-free interest rate for each option grant was the interpolated market yield on the date of grant on a Treasury bill with a term identical to the subject estimated option life, as reported by the Federal Reserve.

- The dividend yield (based upon the actual annual dividend rate during 1999) was assumed to be constant over the life of the option.

- For reload options, which vest six months after the date of grant, exercise was assumed to occur approximately the number of years after the grant date shown in the following table, based on an estimate of the average period between the grant date and exercise date.

                                PERIOD BETWEEN GRANT
EXECUTIVE                      DATE AND EXERCISE DATE
-----------------------------------------------------
 Clarke                          1 1/2 years
 Elliot                          1 1/3 years
 Fishman                         1 1/4 years
 Hannon                          1 1/3 years
 Khanna                          1 1/4 years

- For initial options granted under the WealthBuilder program that vest at a rate of 20% per year, exercise was assumed to occur approximately three years after the grant date, based on an estimate of the average period between the grant date and exercise date.

- For Messrs. Clarke and Hannon, with respect to their reload options, the values arrived at through the Black-Scholes model were discounted by 10% to reflect the nontransferability of the shares of restricted Citigroup stock issued upon exercise during the one or two-year period, as applicable, following exercise.

- For Messrs. Clarke, Elliot, Fishman and Hannon, with respect to their WealthBuilder options, the values arrived at through the Black-Scholes model were discounted by 18.75% to reflect the nontransferability of the shares of Citigroup stock issued upon exercise for up to five years following exercise.

- For Messrs. Elliot, Fishman and Khanna, with respect to their reload options, the values arrived at through the Black-Scholes model were discounted by 18.75% to reflect the reduction in value (as measured by the estimated cost of protection) of the options due to the holding requirements of the stock ownership commitment by Citigroup senior management. The discount has been reduced from 25%, which was used in prior years, to 18.75%, to reflect the change in the percentage ownership requirements under the stock ownership commitment. For purposes of calculating the discount, a five year holding period was assumed even though a particular executive may be a member of senior management for more or less than five years.

Option exercises table

The following table shows the aggregate number of shares underlying options for Citigroup common stock exercised in 1999 and the value at year-end of outstanding options for Citigroup common stock, whether or not exercisable.

1999 AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                            NUMBER OF SHARES           VALUE OF UNEXERCISED IN
                                                         UNDERLYING UNEXERCISED       THE MONEY OPTIONS AT 1999
                    SHARES ACQUIRED   VALUE REALIZED    OPTIONS AT 1999 YEAR-END           YEAR-END($)(C)
NAME                ON EXERCISE(A)        ($)(B)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
 Jay S. Fishman         355,918         $6,531,420             0        698,033              $0     $12,259,998
 Charles J. Clarke      144,455          2,222,371        16,814        144,478         270,325       1,239,550
 Douglas G. Elliot       26,431            323,864            76         58,901           1,833       1,109,062
 William Hannon          53,959            964,505        16,938        142,145         368,787       4,365,754
 Anil Khanna             86,283          3,345,496       138,750        346,462       3,263,525       7,817,812

Notes to options exercised table

  (A) This column shows the number of shares underlying options exercised in 1999 by the covered executives. The actual number of shares of Citigroup common stock received by these individuals from options exercised in 1999 (net of shares used to cover the exercise price and withheld to pay income tax) was:

EXECUTIVE                                SHARES
-----------------------------------------------
 Mr. Fishman                             79,228
 Mr. Clarke                              26,923
 Mr. Elliot                               4,192
 Mr. Hannon                              13,906
 Mr. Khanna                              41,036

  (B) "Value realized" is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. "Value realized" numbers do not necessarily reflect what the executive might receive if he sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option. Each of Mr. Elliot, Mr. Fishman and Mr. Khanna have made the stock ownership commitment (described above) to hold at least 75% of his Citigroup stock while he is a member of TAP senior management or the planning groups of certain Citigroup business units.

  (C) "Value of unexercised in the money options" is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options at the end of 1999 multiplied by the difference between the exercise price for the grant and the year-end market price, excluding grants for which the difference is equal to or less than zero.

RETIREMENT PLANS

Domestic employees of Citigroup and its subsidiaries, including TAP, are currently covered by a single qualified pension plan, The Citigroup Pension Plan (the Qualified Plan). This plan provides different benefit formulas for different portions of the covered population. Employees become eligible to participate in the Qualified Plan after one year of service, and benefits under the Qualified Plan generally vest after 5 years of service. The normal form of benefit under the Qualified Plan is a joint and survivor annuity (payable over the life of the participant and spouse) for married participants, and a single life annuity (payable for the participant's life only) for single participants. Other forms of payment are also available.

In addition, there are nonqualified programs to provide for retirement benefits in respect of covered compensation in excess of the Internal Revenue Code compensation limit ($160,000 for 1999), or in respect of benefits accrued in excess of the Internal Revenue Code benefit limit ($130,000 for 1999).

The specific provisions governing retirement benefits for covered executives are detailed below.

Pension Changes Effective January 1, 2000 for Mr. Fishman and Mr. Khanna

Effective January 1, 2000, the Qualified Plan was amended to provide a cash balance benefit formula (the Citibuilder cash balance formula) to the majority of Qualified Plan participants who were Citicorp employees prior to the merger of Citicorp and Travelers Group Inc. (the Citigroup merger), including Mr. Khanna. Benefits accrued for Mr. Khanna for service prior to January 1, 2000 were determined under the prior Citicorp formula.

The Citibuilder cash balance benefit is expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 2% and 7%; the rate increases with age and service. Interest credits are applied annually to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds. Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum.

In addition to pre-merger Citicorp employees, Qualified Plan participants who were pre-merger Travelers Group employees, and who are now Citigroup employees, including Mr. Fishman, are covered under the Citibuilder cash balance formula beginning January 1, 2000. Benefits accrued for Mr. Fishman for service prior to January 1, 2000 were determined under the Travelers Group cash balance formula described below.

Benefits for Former Travelers Group Employees

Other pre-merger employees of Travelers Group or its subsidiaries, including TAP, including Messrs. Elliot and Hannon, are covered by a different cash balance formula (the Travelers Group cash balance formula). The Travelers Group cash balance benefit is also expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 0.75% and 7.0%; the rate increases with age and service. An additional amount of 1% to 2.5% accrues in respect of covered compensation in excess of the Social Security Wage Base ($72,600 for 1999, increasing to $76,200 for 2000). Interest credits are applied annually to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds. Although the normal form of the benefit is an annuity, the hypothetical account balance is also generally payable as a single lump sum upon retirement.

Mr. Clarke accrues benefits in accordance with the formula under the retirement plan in effect through 1989 (the old Travelers Retirement Plan). Retirement benefits were computed on an actuarial basis providing fixed benefits after a specified number of years of service. Generally, the plan provided vested benefits after five years of service equal to 2% of final average salary (including an incentive amount) over a five-year period for each year of service up to 25 years plus two-thirds of 1% for each year of service over 25 years (up to a maximum of 15 additional years), less a portion of the primary Social Security amount, plus adjustments for cost-of-living increases of up to 3% each year.

Employees who were vested participants in the old Travelers Retirement Plan on December 31, 1989 are entitled to a minimum benefit as calculated under that plan, without adjustment for cost-of-living increases. It is anticipated that Mr. Clarke will receive a minimum benefit computed under the prior plan. In addition, for employees the sum of whose age and years of service on such date exceeded 55 will have such minimum benefit increased by an amount equal to the excess of their age and years of service on such date over 55, up to a maximum of 25, times 0.3% of their three-year final average salary. The excess of the age and years of service over 55 utilized in calculating such increased benefit for Mr. Clarke is 25 years.

Nonqualified pension plans

Citigroup sponsors nonqualified programs which provide benefit accruals in respect of compensation or benefits exceeding Internal Revenue Service limitations (described above). The formula governing these nonqualified accruals mirrors the applicable formula in the Qualified Plan. The benefits payable under the nonqualified plans are unfunded, and will come from the general assets of each plan's sponsor.

For participants covered by the Citibuilder cash balance formula, there is a limit of $500,000 on compensation covered by the nonqualified plan. This limit applies to future nonqualified accruals for Messrs. Khanna and Fishman. Non-qualified benefits accrued for Mr. Khanna for service prior to January 1, 2000, were determined under the Citicorp supplemental nonqualified plan. There were no nonqualified benefits accrued for Mr. Fishman for 1999.

For participants in the Travelers Group cash balance plan and the old Travelers Retirement Plan (for service after 1/31/96), the compensation covered by such plans is limited to $300,000 less amounts covered by the Citigroup Retirement Plan. This limit applies to nonqualified accruals for Messrs. Elliot, Clarke and Hannon.

In addition to these programs, there is a Supplemental Retirement Plan (SERP) which, for certain pre-merger employees of Travelers Group provided additional pension benefits for service through the end of 1993. Accruals under the SERP were frozen as of December 31, 1993. Mr. Fishman participates in this frozen SERP.

Estimated annual benefits under all plans

The estimated annual benefit provided in total by all plans described above, expressed in the form of a single life annuity, is as follows:

                          YEARS OF
                       SERVICE THROUGH    ESTIMATED ANNUAL
EXECUTIVE                   1999              BENEFIT
----------------------------------------------------------
 Mr. Clarke                  42               $485,496
 Mr. Elliot                  12                101,626
 Mr. Fishman                 10                134,129
 Mr. Hannon                   3                 44,210
 Mr. Khanna                  12                242,537

These estimates are based on the following assumptions:

- The benefit is determined as of age 65.

- Covered compensation for each covered executive remains constant at 1999 levels.

- Regulatory limits on compensation and benefits, and the Social Security Wage Base remain constant at 1999 levels.

- The interest crediting rate for cash balance benefits for 1999 (5.5%) remains constant.

- The interest rate used to convert hypothetical account balances to annual annuities for 1999 (5.5%) remains constant.

In addition to retirement benefits under the old Travelers Retirement Plan, TAP pays a retirement allowance of up to 13 weeks of base salary, based upon age at retirement, to employees who attained age 50 on or before December 31, 1989. This additional benefit is available to Mr. Clarke.

OTHER TRANSACTIONS

The Travelers Insurance Company and The Travelers Life & Annuity Company, affiliates of TAP, and Travelers Casualty and Surety Company and The Standard Fire Insurance Company, each a subsidiary of TAP, purchased during 1999 limited partnership interests in Capricorn Investors III, L.P. (the Fund). The Fund is a limited partnership whose business is to acquire equity and equity-like securities in public or private companies. Dudley Mecum, a TAP director, is a managing director of Capricorn Holdings, LLC, the general partner of the Fund. The aggregate investment in the Fund of the TAP subsidiaries and affiliates listed above, $7.5 million, represents less than 10% of the capital of the Fund.

RELATIONSHIPS WITH CITIGROUP AND AFFILIATES

INTERCOMPANY AGREEMENT

TAP and Citigroup entered into an intercompany agreement dated April 2, 1996, parts of which are summarized below. In this section, Citigroup means Citigroup collectively with its subsidiaries, other than TAP and its subsidiaries.

License to use the Travelers name and trademarks. Citigroup has granted TAP and some of its subsidiaries a non-exclusive, revocable license to use the "Travelers" name and certain trademarks in TAP's property and casualty insurance business and related activities.

Indemnification. TAP will indemnify Citigroup and its officers, directors, employees and agents against losses from certain actions by TAP and its subsidiaries, and Citigroup will indemnify TAP and its subsidiaries and their officers, directors, employees and agents against losses from certain actions by Citigroup.

Citigroup consent to fundamental actions. Until Citigroup ceases to control at least 20% of the combined voting power or own at least 20% of TAP's common stock, Citigroup must give its prior written consent for certain fundamental corporate actions.

Registration rights. Citigroup can demand up to two registrations of its TAP common stock in each calendar year, and has unlimited "piggyback" registration rights. TAP will pay all registration costs and expenses, except underwriting discounts and commissions.

Distribution arrangements. Distribution arrangements in effect as of April 2, 1996 under which Citigroup distributes TAP's and its subsidiaries' property and casualty insurance products will continue until Citigroup ceases to control at least 50% of the combined voting power of TAP's common stock. TAP will make its products available for distribution through Citigroup and its affiliates and will refrain from using like distribution channels, and Citigroup will refrain from selling property and casualty insurance products of any nonaffiliate, in each case, until two years after Citigroup ceases to control at least 50% of the combined voting power of the TAP's common stock.

Real property. Citigroup will continue to lease or sublease to TAP certain premises currently occupied by it for varying periods on terms consistent with prior cost allocation practices on a fair market value basis.

Other provisions.  The intercompany agreement also provides for

- provision of insurance and allocation and/or reimbursement of the costs and premiums,

- provision of data processing services and allocation and/or reimbursement of the costs,

- cross-licensing of computer software,

- provision of benefits and participation in benefit and retirement plans and reimbursement for the costs, and

- other relationships with Citigroup.

TAX SHARING AGREEMENT

TAP's items of income, loss, deductions and credits are included in the consolidated and combined tax returns of Citigroup for federal income and certain state tax purposes. Citigroup, TIGI, TAP's immediate corporate parent, and TAP have agreed, effective January 1, 1996 to file consolidated and combined federal and certain state income tax and franchise tax returns and allocate income tax liabilities related to such returns. In general, TAP will pay TIGI the federal income or state income or franchise taxes that TAP would have paid if it filed separate consolidated or combined returns with its own subsidiaries.

OTHER RELATIONSHIPS

TAP participates with Citigroup and TIGI in limited group purchasing arrangements, including telecommunications services.

Citigroup provides certain corporate staff services, including legal, internal audit and other services, to

TAP at cost pursuant to a service reimbursement agreement.

TIGI and some of its subsidiaries, including subsidiaries of TAP, are parties to an expense allocation agreement that allocates among the parties the costs for services provided to or by the parties. The services include financial management, operational management, legal, investment management, government relations, record-keeping and data processing services and the acquisition of equipment, software and office space. Charges are allocated at cost, and no party is expected to realize a profit or incur a loss as a result of providing or obtaining services under the agreement. A party may terminate the agreement as to itself upon 90 days notice to the other parties.

From time to time TAP engages in transactions with Citigroup and its subsidiaries, including reinsurance of long-standing business, the promotion of affiliates' products and custody and general banking services. To the extent they are material to TAP, the transactions are more fully described in TAP's periodic reports filed with the SEC under the Securities Exchange Act.

During 1999, TAP paid Citigroup and its subsidiaries approximately $36 million, and Citigroup and its subsidiaries paid TAP approximately $28 million, for services provided pursuant to the various intercompany agreements and arrangements described above.

TAP and Citigroup have each made a $200 million line of credit available to the other. Neither party has any obligation to make a loan under this line of credit and no loans are outstanding.

RATIFICATION OF SELECTION OF AUDITORS

The board of directors has selected KPMG LLP as the independent auditors of TAP for 2000. KPMG has served as the independent auditors of TAP and its predecessors since December 1993. Arrangements have been made for a representative of KPMG to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

The selection of KPMG as TAP's auditors must be ratified by a majority of the votes cast at the annual meeting.

      THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF KPMG AS TAP'S

                         INDEPENDENT AUDITORS FOR 2000.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to TAP's Secretary at the address on the cover of this proxy statement. The proposal must be received no later than November 17, 2000.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

TAP pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, TAP may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of TAP will be specially compensated for these activities. TAP also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. TAP has retained Morrow & Co. Inc., a proxy soliciting firm, to assist in the solicitation of proxies. Morrow's fee will consist of reimbursement of certain out-of-pocket expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act requires TAP's officers and directors, and persons who own more than 10% of a registered class of TAP's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish TAP with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, TAP believes that, during 1999, each of its officers, directors and greater than 10% stockholders complied with these requirements.

                 [RECYCLE LOGO PRINTED ON RECYCLED PAPER LOGO]

[TRAVELERS PROPERTY CASUALTY LOGO]
             A member of citigroup

C/O PROXY SERVICES
P.O. BOX 9079
EDGEWOOD, NY 11717

                              THREE WAYS TO VOTE

VOTE BY PHONE 1-800-690-6903
1. Read the accompanying Proxy Statement and this proxy card.
2. Call toll free 1-800-690-6903.
3. Enter your 12 digit Control Number, shown below.
4. Follow the simple recorded instructions.

VOTE BY INTERNET: WWW.PROXYVOTE.COM
1. Read the accompanying Proxy Statement and this proxy card.
2. Go to website WWW.PROXYVOTE.COM.
3. Enter your 12 digit Control Number, shown below.
4. Follow the simple instructions.

VOTE BY MAIL
1. Mark, sign and date your proxy card.
2. Return it in the enclosed postage paid envelope.

                            YOUR VOTE IS IMPORTANT

     Do not return this proxy card if you vote by telephone or internet.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                                                                 TRAVPC          KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                DETACH AND RETURN THIS PORTION ONLY
                                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
-----------------------------------------------------------------------------------------------------------------------------------
TRAVELERS PROPERTY CASUALTY CORP.                                                                                         ________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.                                                              |
   VOTE ON DIRECTORS                                                                                                             |
   1.  Proposal to elect eight directors to a one-year term.                                                                     |
       Nominees:
                                                FOR    WITHHOLD    FOR ALL       TO WITHHOLD AUTHORITY TO VOTE MARK "FOR ALL EXCEPT"
       01) Kenneth J. Bialkin                   ALL       ALL      EXCEPT        AND WRITE THE NOMINEE'S NUMBER ON THE LINE BELOW.
       02) Leslie B. Disharoon
       03) Jay S. Fishman                       [ ]       [ ]        [ ]
       04) Robert I. Lipp                                                        --------------------------------------------------
       05) Dudley C. Mecum
       06) Frank J. Tasco
       07) Sanford I. Wiell
       08) Arthur Zankel

   VOTE ON PROPOSALS                                           FOR    AGAINST    ABSTAIN
   2.  Proposal to ratify the selection of KPMG LLP as
       the Company's independent auditors for 2000.            [ ]      [ ]        [ ]










The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.
The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof.
IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.
NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-----------------------------------------------------                    -----------------------------------------------------
|                                          |        |                    |                                          |        |
-----------------------------------------------------                    -----------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]          Date                         Signature (Joint Owners)                    Date
-----------------------------------------------------------------------------------------------------------------------------------